Exhibit 10.16

DIRECTOR AND OFFICER INDEMNITY AGREEMENT

     AGREEMENT, dated as of January 10, 2003, between NTL Incorporated, a Delaware corporation and its affiliated entities (the “Company”), and separately with each director and officer of the Company (the “Indemnitee”).

     WHEREAS, Indemnitee is a director or officer of the Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

     WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated By-laws of the Company (the “By-laws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such provisions;

     WHEREAS, Section 145(f) of the Delaware General Corporation Law (the “DGCL”) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and this Agreement is being entered into pursuant to such provision;

     WHEREAS, in recognition of Indemnitee’s need for substantial protection against any potential personal liability in order to assure Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the aforesaid provisions of the Certificate of Incorporation and By-laws and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation or any change in the composition of the Company’s Board of Directors or acquisition of the Company), the Company wishes to provide in this Agreement for the Indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

     NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.0	CERTAIN DEFINITIONS.

     (a)  Change in Control: shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all the Company’s assets.

     (b)  Claim: is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

     (c)  Expenses: include attorneys’ and other professional fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

     (d)  Indemnifiable Event: is (i) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity, or by reason of anything done or not done by Indemnitee in any such capacity; and (ii) any event or occurrence related to the Indemnitee’s actions or inaction undertaken in connection with the Company’s steps relating to the POS Regulations, or the fact that prior to the January 10, 2003 consummation of the Company’s plan of reorganization (the

“Plan”) such Indemnitee was a prospective director of the Company or any affiliate thereof or by reason of anything done or not done by Indemnitee or the Company in any such capacity, including, but not limited to, any action taken in such capacity in connection with the consummation of the Plan.

     (e)  Indemnification Period: shall be such period as the Indemnitee shall continue to serve as a director, officer, employee, agent or fiduciary of the Company, or shall continue at the request of the Company to serve as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust or other entity, and thereafter so long as the Indemnitee shall be subject to any possible Claim arising out of the Indemnitee’s tenure in the foregoing positions.

     (f)  Losses: are any judgments, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Claim.

     (g)  POS Regulations: shall mean the UK Public Offers of Securities Regulations 1995.

     (h)  Reviewing Party: shall mean (i) the Board of Directors (provided that a majority of directors are not parties to the Claim), (ii) a person or body selected by the Board of Directors or (iii) if there has been a Change in Control, the special independent counsel referred to in subsection 3(c) hereof.

2.0	INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

     Subject to the limitations set forth herein and in Section 3 hereof, the Company hereby agrees to indemnify Indemnitee as follows:

     (a)  Basic Indemnification. The Company shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted (i) by the DGCL, or any other applicable law, the Certificate of Incorporation and the By-Laws as in effect on the date hereof, or (ii) by any amendment of any of the above authorizing or permitting such indemnification which is adopted after the date hereof (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company was permitted to provide immediately prior to such amendment).

     (b)  Additional Indemnification. Without limiting the generality of subsection 2(a) hereof, in the event Indemnitee is, was or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising, in whole or in part, out of or in connection with an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable after written demand is presented to the Company, against any and all Expenses and Losses related to or arising, in whole or in part, out of or in connection with such Claim in accordance with the procedures set forth in the By-laws (or, to the extent that the By-laws are not expressly applicable to such claim, in accordance with the procedures set forth in the By-laws as though such procedures were applicable to such claim).

     (c)  Advancement of Expenses. In the event Indemnitee is, was or becomes a party to or witness or other participant in any Claim by reason of an Indemnifiable Event, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising out of, in whole or in part, or in connection with an Indemnifiable Event, if so requested by Indemnitee, the Company shall advance (within two business days of receipt of such request) any and all related Expenses to Indemnitee. In addition, the Company shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall advance (within two business days of receipt of such request) such expenses to Indemnitee which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

     (d)  Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     (e)  Contribution. In the event that, as a result of the foregoing indemnity being unavailable to the Indemnitee because such indemnification is determined to be unenforceable, the Company shall contribute to the Losses and Expenses paid or payable by such Indemnitee in respect of any Claim by reason of, or arising, in whole or in part, out of or in connection with an Indemnifiable Event, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the matters as to which such Losses or Expenses relate.

3.0	GENERAL LIMITATIONS ON INDEMNIFICATION.

     (a)  Determination of Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company set forth in Section 2 hereof shall be subject to the condition that the Reviewing Party shall not have determined (based on a written opinion of outside counsel in all cases) that Indemnitee would not be permitted to be so indemnified under applicable law, and (ii) the obligation of the Company to make Expense advances shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advancement of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall not be obligated to indemnify or advance to Indemnitee any additional amounts covered by such Reviewing Party determination (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified under applicable law).

     If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of New York or Delaware seeking an order or judgment by the court equivalent to the determination of the Reviewing Party or challenging any such determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

     (b)  Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled.

     (c)  Change in Control of Company. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement, any other agreements, the Certificate of Incorporation or the By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company’s Board of Directors (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Indemnitee. Without limiting the Company’s obligation under the immediately preceding sentence not to unreasonably withhold its consent to counsel selected by Indemnitee, in the event that Indemnitee and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five nationally recognized law firms each in New York City, New York, each having no less than 250 lawyers. Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). Such special independent counsel, among other things, shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Indemnitee to such effect.

     The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.0	NO MODIFICATION.

     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this agreement shall be in writing.

5.0	SUBROGATION.

     In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.0	NO DUPLICATION OF PAYMENTS.

     The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment from the Company (under any insurance policy obtained by the Company or otherwise, and including payment made directly to the Indemnitee by an insurer under such an insurance policy) of the amounts otherwise indemnifiable hereunder.

7.0	EFFECTIVENESS.

     This Agreement shall be of full force and effect immediately upon its execution.

8.0	NOTIFICATION AND DEFENSE OF CLAIM.

     Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will, if a request for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

     (a)  the Company will be entitled to participate therein at its own expense; and

     (b)  except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such Claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Claim or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) of this subsection 8(b).

     (c)  The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its prior written consent. The Company shall not settle any Claim in any manner which would impose any penalty, limitation, admission, Loss or Expense on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement, provided that Indemnitee may, in his sole discretion, withhold consent to any proposed settlement that would impose any penalty, limitation, admission, Loss or Expense on the Indemnitee.

9.0	NO PRESUMPTIONS.

     For purposes of this Agreement, the termination of any Claim against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

10.0	NON-EXCLUSIVITY.

     The rights of the Indemnitee hereunder shall not be deemed exclusive and shall be in addition to any other rights Indemnitee may have under the DGCL, the Certificate of Incorporation, the By-laws or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights to the extent permitted by law. To the extent that a change in the DGCL (whether by statute or judicial decision) permits broader indemnification by agreement than would be afforded under this Agreement, any other agreement, the Certificate of Incorporation or the By-laws, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. Other than as set forth in this paragraph 10, in the case of any inconsistency between the indemnification provisions of this Agreement and any other agreement relating to the indemnification of an Indemnitee the indemnification provisions of this Agreement shall control.

11.0	LIABILITY INSURANCE

     The company shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance that provides that Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer and in amounts and for coverage reasonably acceptable to Indemnitee. Notice of any termination or failure to renew such policy shall be provided to Indemnitee promptly upon the Company’s becoming aware of such termination or failure to renew. The Company shall provide copies of all such insurance policies and any endorsements thereto whenever such documents have been provided to the Company.

12.0	BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

13.0	PERIOD OF LIMITATIONS.

     No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of one-year from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such one-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

14.0	SEVERABILITY.

     The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law provided, however, that any such invalid, void, or otherwise unenforceable provision shall be considered not severable if and to the extent that its omission from this Agreement would or may materially alter or affect the intent or effect of this Agreement. In such event, the parties shall use their reasonable efforts to replace any such invalid, void, or unenforceable provision with provisions that most closely reflect their intent and effect.

15.0	GOVERNING LAW; VENUE.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. Any action relating to the performance of this Agreement shall be brought either in the State of New York or Delaware, at the option of the party commencing such action.

NTL INCORPORATED

By:

Name: Title:

By:

Name: Title:

SCHEDULE A

     The Company has provided the Director and Officer Indemity Agreement to the following persons:

Jeffrey Benjamin
James Bolin
David Elstein
William R. Huff
Barclay Knapp
George Zoffinger
Lauren Hochman Blair
Gregg N. Gorelick
Richard J. Lubasch
Bret Richter